SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2005

Dear Shareholders:

        You are cordially invited to attend First Horizon National Corporation's 2005 annual meeting of shareholders. We will hold the meeting on April 19, 2005, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 11:00 a.m. CDT. We have attached the formal notice of the annual meeting, our 2005 proxy statement, and a form of proxy.

        At the meeting, we will ask you to elect three Class III directors and ratify the appointment of KPMG LLP as our independent auditors for 2005. The attached proxy statement contains information about these matters.

        Our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2004, is being delivered to you with our proxy statement.

        Our registered shareholders that have access to the Internet have the opportunity to receive proxy statements electronically. If you have not already done so for this year, we encourage you to elect this method of receiving the proxy statement next year. Not only will you have access to the document as soon as it is available, but you will be helping us to save expense dollars. If you vote electronically, you will have the opportunity to give your consent at the conclusion of the voting process.

        Your vote is important. You may vote by telephone or over the Internet or by mail, or if you attend the meeting and want to vote your shares, then prior to the balloting you should request that your form of proxy be withheld from voting. We request that you vote by telephone or over the Internet or return your proxy card in the postage-paid envelope as soon as possible.

Sincerely yours,
J. KENNETH GLASS Chairman of the Board, President and Chief Executive Officer

FIRST HORIZON NATIONAL CORPORATION
165 Madison Avenue
Memphis, Tennessee 38103

NOTICE OF ANNUAL SHAREHOLDERS' MEETING
April 19, 2005

        The annual meeting of shareholders of First Horizon National Corporation will be held on April 19, 2005, at 11:00 a.m., CDT, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

        The items of business are:

1.	Election of three Class III directors to serve until the 2008 annual meeting of shareholders, or until their successors are duly elected and qualified.
2.	Ratification of the appointment of auditors.

        These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 25, 2005, is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

        Management requests that you vote by telephone or over the Internet (following the instructions on the enclosed form of proxy) or that you sign and return the form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 1 of the proxy statement.

CLYDE A. BILLINGS, JR. Senior Vice President, Assistant General Counsel and Corporate Secretary

Memphis, Tennessee
March 21, 2005

IMPORTANT NOTICE
PLEASE (1) VOTE BY TELEPHONE OR (2) VOTE OVER THE INTERNET OR (3) MARK, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
TABLE OF CONTENTS

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
165 Madison Avenue
Memphis, Tennessee 38103

GENERAL MATTERS

        The following proxy statement is being mailed to shareholders beginning on or about March 21, 2005. The Board of Directors is soliciting proxies to be used at our annual meeting of shareholders to be held on April 19, 2005, at 11:00 a.m., CDT, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof. In this proxy statement, First Horizon National Corporation will be referred to by the use of “we,” “us” or similar pronouns, or simply as “First Horizon,” and First Horizon and its consolidated subsidiaries will be referred to collectively as “the Corporation.”

        The accompanying form of proxy is for use at the meeting if you will be unable to attend in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of items 1 and 2 below:

1.	Election of three Class III directors to serve until the 2008 annual meeting of shareholders, or until their successors are duly elected and qualified.
2.	Ratification of the appointment of auditors.

        We will bear the entire cost of soliciting the proxies. In following up the original solicitation of the proxies by mail, we may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, we may also use several of our regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation.

        Our common stock is the only class of voting securities. There were 123,900,266 shares of common stock outstanding and entitled to vote as of February 25, 2005, the record date for the annual shareholders' meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. A plurality of the votes cast is required to elect the nominees as directors. A majority of the votes cast is required to ratify the appointment of auditors. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on any of the vote items.

CORPORATE GOVERNANCE AND BOARD MATTERS

Introduction

        First Horizon is dedicated to operating on the basis of sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and continued overall success. Many of these principles have been committed to writing. Our Corporate Governance Guidelines, which were adopted by our Board of Directors in January 2004 but which include long-standing corporate policies and practices, provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines (as revised to date) are attached to this proxy statement at Appendix A.

        We have also adopted a Code of Business Conduct and Ethics, which incorporates many of our long-standing policies and practices and sets forth the overarching principles that guide the conduct of every aspect of our business, and a Code of Ethics for Senior Financial Officers, which promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities. These Codes are available on our web site at www.firsthorizon.com under the “Corporate Governance” heading in the “Investor Relations” area of the “About Us” page. Prior to the annual meeting, we plan to launch a new corporate website at www.fhnc.com; these Codes will be available in the Investor Relations area of that website.

        The Board of Directors made certain enhancements to First Horizon's corporate governance principles during 2004. First, our Corporate Governance Guidelines were revised to clarify our expectation that our directors will make every effort to attend every meeting of First Horizon's shareholders. The Corporate Governance Guidelines were also revised to incorporate a limit on the number of other public company boards on which our directors may serve. In addition, the Board adopted stock ownership guidelines that set out the number of shares of our common stock that our directors and executive officers are expected to hold.

        Under our bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has twelve members (including Mr. Cates, who will retire at this annual meeting of shareholders). All of our directors (except Mr. Cooper) are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary. The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Prior to January 20, 2004, the Compensation Committee, which was then known as the Human Resources Committee, had compensation and nomination duties assigned to it, and it performed certain corporate governance functions as well. On January 20, 2004, the duties and responsibilities of the Human Resources Committee relating to nominations were assigned to the newly formed Nominating and Corporate Governance Committee, and the Human Resources Committee was renamed the Compensation Committee.

Independence and Categorical Standards

        Our common stock is listed on the NYSE. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee of the Board of Directors to be “independent.” Under these standards, our Board of Directors is required to affirmatively determine that a director has no material relationship with the Corporation for that director to qualify as “independent.” In order to assist in making independence determinations, the Board, as permitted by the NYSE standards and upon the recommendation of the Nominating and Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating and Corporate Governance Committee considered all relationships between each director and the Corporation, including those that fall within the categorical standards. Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that all of the non-employee directors

(Messrs. Blattberg, Cates, Cooper, Haslam, Sansom, Martin, Rose, Ward and Yancy and Mesdames Palmer and Sammons) are “independent.” Our 2004 proxy statement stated that Mr. Rose was not independent and that Mr. Cates would become not independent on November 3, 2004 (as a result of application of the NYSE's three-year “look back” provision) due to compensation committee interlocks. These compensation committee interlocks were caused by the service of one of our executive officers, Ralph Horn, on the board compensation committees of companies at which Messrs. Rose and Cates were executive officers. Mr. Horn retired as one of our executive officers as of December 31, 2003. The NYSE has since confirmed that these past relationships do not have any current effect on the independence of Messrs. Rose and Cates since Mr. Horn is no longer one of our executive officers.

        The categorical standards established by the Board are set forth in the following paragraphs. They are identical to the standards adopted last year except for one change to clarify that the standards are intended to cover all types of entities with which directors and their family members are affiliated (not just corporations).

        Each of the following relationships between the Corporation and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is “independent” for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.
2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, (4) a determination is made annually that if the extension of credit was not made or was terminated in the ordinary course of business, in accordance with its terms, such action would not reasonably be expected to have a material adverse effect on the financial condition, income statement or business of the borrower, and (5) no event of default has occurred.
3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization's consolidated gross revenue (based on the charitable organization's latest available income statement).
4.	Any transaction or series of similar transactions, as to which disclosure is not required in the Corporation's proxy statement pursuant to Securities and Exchange Commission (SEC) Regulation S-K, Item 404(a) or 404(b).
5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

        Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

        The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

        The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director's home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Composition of Board Committees

        The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each composed of directors who are “independent,” as defined in the previous section. The membership of each committee during 2004 is set forth in the table below.

Name of Director	Executive Committee	Audit Committee	Compensation Committee*	Nominating and Corporate Governance Committee*

Robert C. Blattberg			X	C

George E. Cates**	X

Simon F. Cooper

J. Kenneth Glass	C

James A. Haslam, III			X	(X)

R. Brad Martin			C	(C)

Vicki R. Palmer		C

Michael D. Rose	X

Mary F. Sammons		X

William B. Sansom	X

Jonathan P. Ward		X		X

Luke Yancy III		(X)

X = committee member

C = committee chairperson

(X) = Served as a committee member until April 2004 but is no longer serving on such committee.

(C) = Served as committee chairperson until April 2004, is no longer serving as such, but remains a committee member.

* Prior to January 21, 2004, the duties and responsibilities of these committees were carried out by only one committee which was then known as the Human Resources Committee.

** Will retire at this annual meeting of shareholders.

The Executive Committee

        The Executive Committee was established by our Board of Directors and operates under a written charter that authorizes and empowers it to exercise all authority of the Board of Directors, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures and the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock. The charter currently is available on our website at www.firsthorizon.com under the “Corporate Governance” heading in the “Investor Relations” area of the “About Us” page, and is expected to be available before the annual meeting in the “Investor Relations” area of our new corporate website www.fhnc.com. In addition, except as to matters specifically required by credit policy to be acted upon by the Board of Directors, the Executive Committee acts as a credit policy committee, monitors the quality, liquidity, and concentrations of credit extended by First Horizon and by its affiliates and establishes such credit policy and controls as may be deemed necessary for the preservation of a sound loan portfolio consistent with overall corporate objectives.

The Audit Committee

        In General. The Audit Committee was established by our Board of Directors and operates under a written charter, which is attached to this proxy statement at pages B-1 through B-5 of Appendix B and which was last amended and restated on January 20, 2004. The charter is also available on our website at www.firsthorizon.com under the “Corporate Governance” heading in the “Investor Relations” area of the “About Us” page, and is expected to be available before the annual meeting in the “Investor Relations” area of our new corporate website www.fhnc.com. Subject to the limitations and provisions of its charter, the committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves “independent,” as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee's Report is included below.

        Audit Committee Financial Expert. The Board of Directors has determined that at least one member of our Audit Committee, Vicki R. Palmer (chairperson of the Committee), is an audit committee financial expert, as that term is defined in Item 401(h) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate customers in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company's worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until January 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE's $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. Effective in January 2004, she became Executive Vice President, Financial Services and Administration, and is now responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. Ms. Palmer also served for over ten years on CCE's Financial Reporting Committee, which reviews the company's financial statements and deals periodically with accounting issues, and she currently supervises the treasurer who serves on this committee. She is a member of CCE's Risk Committee, which is charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she serves on CCE's Senior Executive Committee and has oversight responsibility for CCE's enterprise-wide risk assessment process. She was a member of our Audit Committee from January 1995 to April 1999 and chaired the committee from April 1996 to April 1999, and she returned to that Committee as chairperson in April 2003. She is also a member of the audit committee of another public company, Haverty Furniture Companies Inc.

        Ms. Palmer meets in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report, the Audit Committee Charter attached at pages B-1 through B-5 of Appendix B hereto, and the statements regarding the independence of the members of the Committee shall not be incorporated by reference into any such filings.

        Audit Committee Report. The role of the Audit Committee (“Committee”) is (1) to assist our Board of Directors in its oversight of (a) our accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of our financial statements, (c) our compliance with legal and regulatory requirements, (d) the independent auditor's qualifications and independence, and (e) the performance of the independent auditor and our internal audit function; and (2) to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board on January 20, 2004. As set forth in the Committee's charter, management of First Horizon is responsible for preparation, presentation and integrity of the Corporation's financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures, including an attestation of management's report on internal control over financial reporting.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with our Chief Executive Officer and Chief Financial Officer their respective certifications that will be included in our Annual Report on Form 10-K for the year ended December 31, 2004. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

        While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Ms. Palmer is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K, none of the members of the Committee devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee's charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

        Submitted by the Audit Committee of our Board of Directors.

Audit Committee Vicki R. Palmer, Chairperson Mary F. Sammons Jonathan P. Ward

The Nominating and Corporate Governance Committee

        In General. The Nominating and Corporate Governance Committee was formed on January 20, 2004. Prior to that time, the role and duties of the committee related to nominations and certain corporate governance functions were carried out by our Human Resources Committee (which has been renamed the Compensation Committee). The Nominating and Corporate Governance Committee operates under a written charter, which is attached to this proxy statement as Appendix C and also is available on our website at www.firsthorizon.com under the “Corporate Governance” heading in the “Investor Relations” area of the “About Us” page, and is expected to be available before the annual meeting in the “Investor Relations” area of our new corporate website www.fhnc.com. The purposes of the Nominating and Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and (3) to oversee the evaluation of the Board and management.

        Nominations of Directors. With respect to the nominating process, the Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals to explore in more depth. The Committee recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the Corporation does business and in the Corporation's industry or other industries relevant to the Corporation's business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

        The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Corporation and the composition of the Board of Directors.

        Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors as the Committee determines will enter into a discussion with that nominee.

        Shareholder Recommendations of Director Nominees. The Nominating and Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating and Corporate Governance Committee as director nominees may do so by submitting in writing such individuals' names in compliance with the procedures and along with the other information required by our Bylaws (as described below), to the Chairperson of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary. Our Bylaws require that to be timely, a shareholder's nomination must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, a nomination by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder's nomination must state:

•	the name of the shareholder's nominee and the reasons for the nomination;

•	the name and address, as they appear on our books, of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting the nomination;

•	the class and number of shares of our stock which are beneficially owned by such shareholder on the date of shareholder's nomination and by any other shareholders known by the nominating shareholder to be supporting the nomination on the date of such shareholder's nomination; and

•	any material interest of the shareholder in the nomination.

The Compensation Committee

        In General. Until January 20, 2004, the role and duties of a compensation committee were carried out by our Human Resources Committee. On that day, the duties of the Human Resources Committee with respect to nominations were assigned to the newly established Nominating and Corporate Governance Committee, and the Human Resources Committee was renamed the Compensation Committee and retained its duties with respect to compensation. The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors on January 20, 2004 and is attached to this proxy statement as Appendix D. The purposes of the Compensation Committee are (1) to discharge the Board's responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth following this paragraph], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee's charter.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings.

        Board Compensation Committee Report on Executive Compensation. Our Bylaws require that the Board of Directors or a committee of the Board determine the compensation of executive officers. The Board has designated the Compensation Committee (“Committee”) to perform this function. The Committee is composed entirely of non-employee directors who are independent under the NYSE listing standards.

Objectives

        Our executive compensation programs are designed to provide an incentive for our executives to attain specific corporate goals by rewarding them for achievement, align the interests of our executive officers with the interests of our shareholders, and compensate our executives so as to retain their services over the long term and allow us to attract new executive talent when needed.

        Incentives. A substantial portion of our executives' compensation is performance based. One component (stock options) depends entirely upon the long-term growth of our stock's value, and another (restricted stock) directly links compensation with the value of our stock. Other components are directly linked to corporate and personal goals the Committee establishes or reviews each year; many of those also are linked in part to stock value growth. In other words, compensation programs are designed to reward executive officers with both cash and our common stock based on performance that in large part directly rewards shareholders. When corporate performance does not meet criteria established by the Committee, less incentive compensation is earned.

        Alignment. A major emphasis in our programs is the alignment of the interests of our executive officers with the interests of our shareholders. Approximately 60 to 75 percent of the CEO's annual compensation potential is at risk based on corporate performance and total shareholder return (defined below), while a substantial portion of the other executives' annual compensation is based on achievement of applicable business unit or corporate financial objectives. In addition, in 2004 we instituted stock retention guidelines that require our executives to maintain certain stock ownership levels. Specifically, the CEO is expected to maintain beneficial ownership of at least 150,000 shares, or approximately 7 times his salary, and each of the other executive officers is expected to maintain beneficial ownership of 25,000 to 50,000 shares, or approximately 5 times salary grade midpoint (depending upon an individual's salary grade level). For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but employee stock options are not counted. Persons who do not meet the required levels must retain 75% of the net after-tax shares received from our stock option and other plans until the target ownership level is achieved. Most of the executive officers own sufficient shares to meet these guidelines. We believe that the combination of incentives and stock retention strongly links the interests of our executives with those of our shareholders.

        Retention. Our compensation programs are designed to attract and retain excellent people. Our human resources are a significant and valuable asset. We recruit from a broad pool of talent, and our people in turn may be recruited by competitors and others. Our total compensation package at each level must be competitive; if it is not, then over the long term we risk losing our best people while hampering our ability to replace them.

Use of Peer Groups and External Data

        In furtherance of the retention objective, the Committee annually reviews the compensation practices of certain peer groups. Because of the diversity of the company's business units, several groups are required to match the company's pay practices with the competitive market for each line of business. The Total Shareholder Return Performance Graph (TSR graph) that appears on page 28 below uses the American Banker Top 50 group. Management believes that the American Banker Top 50 is a good benchmark group with which to compare our total shareholder return, or TSR, which is stock price performance with dividends reinvested. As of the end of 2004, we have become one of the top 30 bank holding companies in the U.S. based on asset size as reported in The American Banker (Top 30), so the Committee intends to use the Top 30 as its benchmark for awards beginning in 2005.

        The Committee uses the American Banker Top 50 (Top 30 beginning with awards made in 2005) as a peer group for its Long-Term Incentive Program (LTIP) awards discussed below.

        The Committee uses peer group data to determine competitive pay opportunity for executive officers. In connection with the overall compensation package for the CEO and others in the executive group, we have identified a high-performing peer group based on the highest-performing companies in the American Banker Top 50 Companies (Top 30 in 2005). Of those companies for 2004, we selected the highest-performing ones to comprise our benchmark group based primarily on the following one- and five-year return measures: earnings per share growth rate, historical earnings consistency, and profitability ratios such as return on equity, return on assets, percentage of revenues from fees, and net loan charge-offs. The median asset size of our high performing peer group for 2004 was approximately $40 billion. Other relevant survey data is also used as appropriate to match executive officer positions to their business competitors. The Committee's compensation philosophy is to establish total compensation opportunity targeted at the 75th percentile when top quartile competitive performance is achieved. While actual compensation varies by individual based on the performance of his or her line of business, overall compensation for the CEO and other members of the executive group has been below that level over the past few years. The latest data available indicates that overall compensation is 15% to 25% below the 75th percentile, while performance generally has exceeded the 75th percentile.

        We also used other independent compensation surveys provided by non-affiliated consulting firms to establish competitive pay for the heads of line business units (e.g., competitive data from companies in the home loan industry are used to establish competitive pay opportunities for First Horizon Home Loan executives). In addition, the Committee engaged its own non-affiliated consulting firm to assist with the establishment of competitive pay opportunities for the CEO.

        One of our long-term incentive components is restricted stock with a performance vesting feature, referred to below as PARSAP (formerly called TARSAP). PARSAP performance targets have traditionally been based on our percentile ranking in a peer group (the “100-bank peer group”) of approximately the 100 largest banking organizations by asset size traded on U.S. exchanges. The 100-bank peer group is different from the American Banker Top 50 group used for other incentives in 2004 and in the TSR graph in this proxy statement, and from the smaller high-performing group used by the Committee generally. The 100-bank peer group was selected by the Committee in 1990 as an appropriate index for long-term performance incentives paid in stock, and generally the Committee believes that the 100-bank peer group index has produced the desired results. However, the Committee reviews this peer group each year, and in 2005 decided to use the American Banker Top 30 as the applicable peer group for PARSAP awards in 2005 and future years. As mentioned above, the Top 30 also will be used for certain other incentives in the future.

Components

        Executive compensation consists generally of the following components:

•	base salary

•	annual incentive bonus

•	long-term incentive awards

•	deferred compensation arrangements and other customary benefits typically offered to similarly situated executives

Base Salary

        Base salary and annual bonus are determined through an evaluation of the individual's position and responsibilities, external market data related to the high-performing peer group mentioned above, and personal and corporate performance. The Committee does not assign a specific weight to any of the factors.

        The Committee establishes the CEO's base salary annually based on corporate performance, achievement of objectives in his individualized written personal plan, and competitive practices within the industry. Corporate performance is compared to our high-performing peer group. Annual salary for the CEO is targeted within the 50th to 75th percentile range of that group based on consistent high-performing results.

        The CEO develops a personal plan each year, which contains financial, quality and strategic goals. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee's non-affiliated consultant recommended and the Committee approved a salary increase of six percent for Mr. Glass in February of 2004 based on his appointment to the additional role of Chairman, substantial achievement of 2003 personal plan objectives and competitive practices. Although no specific weight is assigned to these factors, the Committee placed greater emphasis on corporate performance relative to high-performing peers than on competitive pay practices. Base salary is intended to represent approximately 10 percent to 20 percent of the CEO's total compensation potential.

        For other executive officers, the CEO recommends and the Committee approves base salaries each year. Recommendations are generally based on corporate performance (as measured by financial, quality and strategic objectives), individual overall performance during the prior year, and competitiveness in the market place. It is our policy to maintain a competitive salary commensurate with the duties and responsibilities of the executive officers. Salary typically represents approximately 15 percent to 30 percent of an executive officer's potential annual compensation for executive officers other than the CEO.

Annual Bonus

        The CEO has a target annual bonus of 125 percent of his salary. The degree of success in reaching 2004 corporate objectives, as assessed by the Committee in early 2005, determines a payout of zero percent to 125 percent of the CEO's target annual bonus. Zero percent payout is warranted when EPS does not exceed the previous Plan year's results after considering any one-time events, such as accounting changes or significant market disruptions beyond management's control. An EPS growth objective that qualifies for 100 percent payout of target annual bonus is equal to the lower end of the market expected growth range for the high-performing peer group. A payout of 125 percent of target annual bonus is equivalent to a growth rate that equals the high end of the expected growth range of the high-performing peer group. The CEO's annual bonus for 2004 was based primarily on the Committee's consideration of factors as indicated above.

        For executive officers other than the CEO, the annual bonus is based on achievement of business unit or corporate financial objectives and performance against personal objectives for the year, which are recorded in individualized written personal plans. Individual objectives include financial, quality and strategic goals. The degree of completion of goals in accordance with a pre-established formula determines the award. For 2004, the corporate executive officers reporting to the CEO received bonuses based on corporate and individual results. Bonuses were paid to the line business unit heads based on the financial results of their individual business units.

Long-Term Incentive Awards

        Long-term incentives generally are awarded under our 2003 Equity Compensation Plan. Our long-term incentives include:

•	restricted stock awards that contain provisions for acceleration of vesting upon achievement of corporate performance criteria (known as PARSAP),

•	a Long-Term Incentive Program that combines restricted stock, performance share units, and cash awards, and

•	stock options.

        PARSAP (formerly called TARSAP). Our restricted stock program includes performance criteria as a condition to early vesting of awards to executive officers. The objective of this PARSAP program is to associate more closely the long-term compensation of executive officers with shareholder interests. Our practice has been to grant restricted stock under this program every three years. Awards are subject to accelerated vesting if performance criteria established by the Committee are met with respect to specified performance periods, as described below.

        Each PARSAP award is divided into three equal installments. Each installment has its own three-year performance period. The three periods overlap so that, if all targets are achieved, the PARSAP will result in one installment vesting in each of three consecutive years. Any installment that fails to vest will vest on the tenth anniversary of grant, unless the recipient has resigned or has been discharged or re-assigned. If a PARSAP award is made every three years, then an officer who is with us for the long term has an opportunity to have a PARSAP installment vest every year. The last regular PARSAP award was granted in 2002, and its performance periods are: 2002-2004,

2003-2005, and 2004-2006. New executive officers receive pro-rated awards. The primary performance criteria, for all participants including the CEO, have always been based on our TSR (total shareholder return) targets established at the beginning of each performance period. Through 2004, TSR targets are based on our percentile ranking in the 100-bank peer group discussed above, with the condition that TSR must be a positive number. If the TSR targets are not met, the PARSAP may still vest on an accelerated basis if certain alternative criteria are achieved. Those alternative criteria are based upon our percentile ranking within the 100-bank peer group with respect to a certain operating EPS growth rate and a certain percentile ranking based on operating return on equity (ROE); however, vesting will not accelerate unless TSR is a positive number.

        In 2002 the Committee approved PARSAP grants to the CEO and other executive officers for the performance periods mentioned above, using TSR, EPS, and ROE targets as described above. In setting the size of those awards, the Committee considered competitive long-term incentive market practice, the need to retain key members of the senior management team, and the Committee's philosophy of linking compensation to delivery of shareholder value.

        In February 2005, the Committee approved the accelerated vesting of one-third of the 2002 PARSAP shares of the CEO and other executive officers for the 2002-2004 performance period because the alternative criteria, as described above, were met.

        Long-Term Incentive Program. In 2003, we began to make annual awards under a Long-Term Incentive Program (LTIP) to the CEO and other executive officers. The 2004 LTIP award is designed to provide a three-year cumulative award of up to 225% of the participant's annual bonus potential (or, in the case of certain executive officers, 225% of salary) and may be paid (or settled) with stock and cash. The amount of the 2004 award is based on the compound average annual growth rate (CAGR) in our stock price over the performance period.

        The performance period for the initial LTIP award covered three years (2003-2005), and the 2004 award covered the period 2004-2006. The performance period for the 2003 LTIP award will conclude at the end of 2005, and will be paid (if performance criteria are met) in 2006. The LTIP program is designed to tie the executive's long-term compensation directly to an increase in shareholder value. In early 2005 the Committee combined two years of the 2004 LTIP awards with 2005 LTIP awards. In connection with that action, the Committee limited the amount payable under the 2004 LTIP to a single-year amount and granted 2005 LTIP awards with both a two-year performance period (2005-2006) and a three-year performance period (2005-2007). The program also was changed in 2005 to award performance share units at the beginning of the performance periods. These 2005 LTIP units will be paid in stock, subject to achieving a minimum average EPS level during the performance period and the company's EPS growth ranking relative to the American Banker Top 30 banks. All LTIP awards may be reduced if certain corporate governance standards are not maintained.

        Stock Options. The Committee generally awards stock options to executive officers, including the CEO, as part of a broad-based stock option program under which awards are made to all employees, both full-time and part-time. Options are awarded to align the interests of executives (and all other employees) with shareholders, to provide an incentive for executives to promote the growth of our stock value, and for retention purposes. The exercise price of each option is the market value of our stock at the time of grant. The exercise price of the February 2004 grant is disclosed in the table captioned “Options/SAR Grants in Last Fiscal Year, which appears at page 22 below. Options granted to all our executives (including the CEO) have a seven-year maximum term and generally vest in two equal installments on the third and fourth anniversary of grant; if an executive were to leave the company prior to vesting, he or she generally would lose the options. The 2003 and 2004 grants contain a provision for accelerated vesting if the closing market price per share equals or exceeds a target price for five consecutive business days in the three years following the grant or at the end of the three-year period. The target price cannot be achieved unless our stock value grows at least an average of 11% per year.

        The number of options granted to executive officers is intended to provide a maximum total compensation opportunity at or near the 75th percentile of the competitive market if results are in the top quartile of top-performing competitors. The options granted in 2004 to the CEO and to the four other executives named in the Summary Compensation Table are disclosed in a table captioned “Option/SAR Grants in Last Fiscal Year” in the Executive Compensation section of this proxy statement.

        It has never been our practice to “reprice” stock options, and our 2003 Equity Compensation Plan specifically prohibits repricing of options granted under it. Our practice is to price options at not less than fair market value on the date of grant, except for deferral options mentioned below.

        Prior to February 2004, we granted options with a so-called reload feature that allowed executives to receive an automatic grant to replace shares used to pay the exercise price if the executive exercised options significantly before expiration. In other words, if an executive exercised an option covering 500 shares by delivering to us 200 previously-owned shares in payment of the option price, his or her reload option would have been for 200 shares. We have discontinued using the reload feature in new grants, and the feature was removed from older options in February 2004.

        In 2004 we allowed executives to defer earned salary and bonus in exchange for discounted options, as described below under the caption “Deferred Compensation and Other Benefits.” The footnoted grants appearing in the table captioned “Option/SAR Grants in Last Fiscal Year” are either reload grants pertaining to older options or are deferred compensation options, and in either case are not related to our regular option grant policies discussed above. As indicated below, effective January 2005 we no longer allow executives to receive options in connection with deferrals, and (as indicated above) the reload feature was eliminated in February 2004.

Deferred Compensation and Other Benefits

        For many years and under various plans we have allowed our executives (including the CEO) to defer receipt (and taxation) of earned compensation. We have continued that program in 2004. A feature of our program in 2004 was that an executive could elect to treat his deferral amount as having been invested in one of several mutual funds or at a market interest rate, or could elect to receive stock options at a discounted option price in lieu of the compensation. A feature of our program in years past (which only applies to amounts deferred prior to 1996) was that a participant could elect to receive an interest rate approved annually by the Committee.

        Deferred Compensation Options (No Longer Available). Deferred compensation options have an exercise price of 50 percent (80 percent for options granted for 2001 and 2000 and 85 percent for options granted for years prior to 2000) of fair market value on the grant date. However, in order to receive the option, the participant was required to make an election in advance and forego the right to receive earned cash compensation. The amount of the foregone cash compensation plus the option exercise price was required to equal or exceed 100% of our stock's fair market value on the issue date of the options. Beginning in January 2005, this deferral plan is no longer available.

        Deferred Cash Compensation—Discontinued Plan. The compensation of our CEO and certain of the other executives reported in the Summary Compensation Table includes accrual of above-market rates of interest on compensation deferred prior to 1996 and the cost of insurance benefits. This plan was for pre-1996 deferrals of compensation of the CEO and certain other of the named executive officers and is no longer available for additional deferrals. The above-market rates serve a retention purpose: generally, the old plan under which this benefit was offered requires that the amount deferred be automatically recalculated at market rates if employment terminates prior to retirement. The company purchased life insurance products to offset the cost of this plan.

        Deferral of Option Exercises and Restricted Stock Vesting. Executive officers may elect (prior to exercise) to defer the receipt of shares upon the exercise of vested stock options and may elect (prior to vesting) to defer the receipt of vested restricted stock. These devices are intended merely to allow the executive to manage his or her personal tax liability, and do not result in any special or extra grants or awards.

        Other Benefits. We have adopted certain broad-based employee benefit plans in which executive officers participate, including pension, retirement savings, disability, and health and life insurance, and we provide our executives with certain other retirement, insurance, disability, and other benefits that the Committee believes are appropriate for us and consistent with the practices of companies our size and in our industry. Except for our stock fund within our 401(k) plan, these other benefits are not tied to corporate performance. The CEO and the other executive officers named in the Summary Compensation Table participate in those other benefits.

Deductibility of Compensation for Tax Purposes

        Section 162(m) of the Internal Revenue Code of 1986, as amended (“Tax Code”), generally disallows a tax deduction to public companies, including us, for compensation exceeding $1 million paid during the year to the CEO and the four other highest paid executive officers at year-end. Certain performance-based compensation is not, however, subject to the deduction limit. The Committee's practice is to continue to consider ways to maximize the deductibility of executive compensation while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

Compensation Committee

R. Brad Martin, Chairperson Robert C. Blattberg James A. Haslam, III

Board and Committee Meeting Attendance

        During 2004, the Board of Directors held four meetings. The Human Resources Committee, which was the predecessor of both the Compensation and Nominating and Corporate Governance Committees, held one meeting, the Compensation Committee held four meetings and took action by written consent once, the Nominating and Corporate Governance Committee held five meetings and the Audit Committee held eight meetings. The Executive Committee held nine meetings and took action by written consent once. The average attendance at Board and committee meetings exceeded 94 percent. No director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served.

        As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon's shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2004, one director in 1999 and one director in 1996.

Executive Sessions

        To ensure free and open discussion and communication among the non-management directors of the Board and its committees, the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present. During 2004, the non-management directors met three times in executive session of the Board. In addition, if any non-management directors are not “independent” under NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. During 2004, the independent, non-management directors met three times. The Chairperson of the Nominating and Corporate Governance Committee, currently Dr. Blattberg, presides at the executive sessions of the Board.

Shareholder Communication with the Board of Directors

        Shareholders desiring to communicate with the Board of Directors on matters other than director nominations should submit their communication in writing to the Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103 and identify themselves as a shareholder. The Corporate Secretary will forward all such communications to the Chairperson for a determination as to how to proceed.

Compensation of Directors

        Each non-employee director is paid a retainer quarterly at an annual rate of $36,000 plus a fee of $2,000 for each day of each Board meeting attended and $1,000 for each day of each committee meeting attended. The chairpersons of the Audit, Compensation, and Nominating and Corporate Governance Committees are paid an additional retainer of $2,000 per committee meeting (in addition to the regular attendance fees). Our practice is to hold our Board and committee meetings jointly with the Bank's Board and committees. Directors are not separately compensated for Bank Board or committee meetings except for those infrequent meetings that do not occur jointly.

        We also reimburse our directors for their expenses incurred in attending meetings. In addition, the following benefits have been approved by the Board as additional compensation to non-employee directors for service as a director: a personal account executive, a no fee personal checking account for the director and his or her spouse, a FirstCheck debit card, a no fee VISA card, no fee for a safe deposit box, no fee for traveler's checks and cashier's checks, and if the Board has authorized a stock repurchase program, the repurchase of shares of our common stock at the day's volume-weighted average price with no payment of any fees or commissions if the repurchase of the director's shares is otherwise permissible under the repurchase program that has been authorized. Directors who are officers are not separately compensated for their services as directors.

        It is our practice to award all non-employee directors shares of restricted stock upon their initial election to the Board. Most recently, these awards have been made under our 2003 Equity Compensation Plan in the amount of 8,000 shares of restricted stock vesting in 10 equal annual installments. If the individual's directorship terminates for any reason other than death, disability (defined as total and permanent disability), retirement (defined as any termination not caused by death or disability after the attainment of age 65 or 10 years of service as a director), or a change in control (as defined in the 2003 Equity Compensation Plan), all shares that at the time remain restricted shares will be forfeited.

        In 2004, under the 2000 Non-Employee Directors' Deferred Compensation Stock Option Plan, all non-employee directors elected to receive stock options in lieu of fees. Deferred compensation options have an exercise price of 50 percent (80 percent for options granted for 2002, 2001, and 2000 and 85 percent for options granted for years prior to 2000) of fair market value on the grant date. Each participant was required to forego the right to receive cash fees which he or she would earn. The amount of the foregone cash plus the option exercise price was required to equal or exceed 100% of our stock's fair market value on the issue date of the options. Beginning in January 2005, this deferral plan is no longer available.

        Under an old cash deferral plan, not offered with respect to compensation earned since 1995, non-employee directors could elect to defer fees earned and receive an accrual of interest at rates ranging from 17-22 percent annually, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates service prior to a change-in-control for a reason other than death, disability or retirement. Interim distributions in an amount between 85 percent and 100 percent of the amount originally deferred are made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant's account and accrued interest generally paid monthly over the 15 years following retirement at age 65. Certain restrictions and limitations apply on payments and distributions. Although new deferrals have not been permitted under that plan since 1995, interest continues to accrue on certain older accounts. Under other deferral agreements, non-employee directors have deferred and may defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations, or earn returns indexed to the performance of certain mutual funds selected by the non-employee director. These mutual funds merely serve as the measuring device to determine the director's rate of return, and the director has no ownership interest in the mutual funds selected. First Horizon hedges its obligations related to such mutual fund deferrals.

STOCK OWNERSHIP INFORMATION

        We know of no person who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock on December 31, 2004. At December 31, 2004, there were 8,313 shareholders of record of our common stock.

        The following table sets forth certain information as of December 31, 2004, concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group:

Stock Ownership Table

Name of Beneficial Owner	Shares Beneficially Owned(1)	Stock Units in Deferral Accounts(2)	Total and Percent Of Class(3)
Gerald L. Baker	78,819	—	78,819
Robert C. Blattberg	42,272	—	42,272
Charles G. Burkett	127,185	—	127,185
George E. Cates	74,898	—	74,898
Simon F. Cooper(6)	8,100	—	8,100
J. Kenneth Glass	728,137	97,803	825,940
James A. Haslam, III	65,315	—	65,315
Jim L. Hughes	573,250	12,945	586,195
Larry B. Martin	136,250	19,535	155,785
R. Brad Martin	82,170	—	82,170
Vicki R. Palmer	81,650	—	81,650
Michael D. Rose	112,697	—	112,697
Mary F. Sammons	10,516	—	10,516
William B. Sansom	104,687	—	104,687
Jonathan P. Ward	12,044	—	12,044
Luke Yancy III	20,193	—	20,193
Directors and Executive Officers as a Group (24 persons)	3,441,959	239,076	3,681,035	(2.9%)

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (4) and (5). Amounts in the second column do not include stock units in the third column.

(2)	Our stock option program permits participants to defer receipt of shares upon the exercise of options and our restricted stock incentive plan permits participants to defer receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards. Amounts in the third column reflect the number of shares deferred that a participant has the right to receive on a future date. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)	No individual director, nominee or executive officer beneficially owns more than one (1%) percent of our common stock that is outstanding. The percentage of common stock outstanding owned by the director and executive officer group (2.9%) includes stock units. The percentage would be 2.6% with stock units excluded.

(4)	Includes the following shares of restricted stock with respect to which the non-employee director possesses sole voting power, but no investment power: Dr. Blattberg—1,200; Mr. Cates—1,400; Mr. Cooper—8,000; Mr. Haslam—3,000; Mr. R.B. Martin—1,800; Ms. Palmer—1,800; Mr. Rose—600; Ms. Sammons—7,200; Mr. Sansom—1,000; Mr. Ward—7,200; and Mr. Yancy—6,000. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2004:

(footnotes continued on next page)

(footnotes continued from previous page)

Dr. Blattberg—34,512; Mr. Cates— 59,436; Mr. Cooper—0; Mr. Haslam—47,253; Mr. R.B. Martin—39,220; Ms. Palmer—73,542; Mr. Rose—68,510; Ms. Sammons—2,493; Mr. Sansom—88,409; Mr. Ward—3,767; and Mr. Yancy—10,634.

(5)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Baker—11,422; Mr. Burkett—29,075; Mr.Glass—109,215; Mr. Hughes—11,422; Mr. L. Martin—29,075; and the director and executive officer group—371,416. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2004: Mr. Baker—52,397; Mr. Burkett—47,872; Mr. Glass—363,868; Mr. Hughes—384,227; Mr. L. Martin—84,296; and the director and executive officer group—1,979,209. Also includes shares held at December 31, 2004 in 401(k) Savings Plan accounts.

(6)	Mr. Cooper was elected to our Board of Directors on January 18, 2005. The table shows his beneficial ownership of our common stock as of that date.

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. The term of office of each class expires in successive years. The term of Class III directors expires at this annual meeting. The terms of Class I and Class II directors expire at the 2006 and 2007 annual meetings, respectively. The Board of Directors proposes the election of three Class III directors, each of whom is an incumbent, and one of whom, Mr. Cooper, was elected by the Board of Directors in January 2005 and whose term, under Tennessee law, expires at the next annual meeting of shareholders following his election by the Board. Mr. Cooper was recommended as a nominee for a position on our Board by a non-management director. Each Class III director elected at the meeting, including Mr. Cooper, will hold office until the 2008 annual meeting of shareholders or until his or her successor is elected and qualified.

        If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as management may recommend, unless the Board decides to reduce the number of directors pursuant to the Bylaws. The Board approved an amendment to the Bylaws at its January 2005 meeting to reduce the size of the Board to 11 on April 19, 2005, in anticipation of the retirement of Mr. Cates.

        We have provided below certain information about the nominees and directors (including age, current principal occupation, which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to our Board). All of our directors (except Mr. Cooper) are also directors of the Bank. Director committee appointments are disclosed in a table in the “Corporate Governance and Board Matters” section of this proxy statement above.

NOMINEES FOR DIRECTOR
Class III
For a Three-Year Term Expiring at 2008 Annual Meeting

        SIMON F. COOPER (59) is President and Chief Operating Officer of The Ritz-Carlton Hotel Company, L.L.C. and an executive officer of its parent company, Marriott International, Inc. (“Marriott”), Bethesda, Maryland, a worldwide operator and franchisor of hotels and related lodging facilities. Mr. Cooper joined Marriott in 1998 as President of Marriott Lodging Canada and Senior Vice President of Marriott Lodging International. In 2000, the New England Region was added to his Canadian responsibilities. Mr. Cooper was appointed to his current position with Marriott in February 2001 and has been a director of First Horizon since his election by the Board of Directors in January 2005.

        JAMES A. HASLAM, III (50) is Chief Executive Officer of Pilot Travel Centers, LLC, Knoxville, Tennessee, a national operator of travel centers, and he is CEO of Pilot Corporation. Mr. Haslam is a director of one other public company, Ruby Tuesday, Inc. Mr. Haslam has been a director since 1996.

        MARY F. SAMMONS (58) has been President and Chief Executive Officer of Rite Aid Corporation (“Rite Aid”), Camp Hill, Pennsylvania, a retail drug store chain, since June 25, 2003, and she has been a member of the Rite Aid Board of Directors since December 5, 1999. She served as President and Chief Operating Officer of Rite Aid from December 5, 1999 to June 25, 2003. From January 1998 to December 1999, Ms. Sammons was President and Chief Executive Officer of Fred Meyer Stores, Inc., which during that period was acquired by The Kroger Company. Ms. Sammons has been a director since her election by the Board of Directors in October 2003.

CONTINUING DIRECTORS
Class I
Term Expiring at 2006 Annual Meeting

        R. BRAD MARTIN (53) is Chairman of the Board and Chief Executive Officer of Saks Incorporated, Birmingham, Alabama, a retail merchandising company. Mr. Martin is a director of two other public companies, Saks Incorporated and Harrah's Entertainment, Inc. He has been a director since 1994.

        VICKI R. PALMER (51) is Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. Until January 2004, Ms. Palmer served as Corporate Senior Vice President, Treasurer, and Special Assistant to the CEO of CCE. Prior to December 1999, she was Corporate Vice President and Treasurer of CCE. Ms. Palmer is a director of one other public company, Haverty Furniture Companies, Inc. She has been a director since 1993.

        WILLIAM B. SANSOM (63) is Chairman of the Board and Chief Executive Officer of The H. T. Hackney Co., Knoxville, Tennessee, a wholesale food distribution firm serving the Southeast and Midwest. He is a director of two other public companies, Martin Marietta Materials, Inc. and Astec Industries, Inc. Mr. Sansom has been a director since 1984.

        JONATHAN P. WARD (50) is Chairman and Chief Executive Officer of The ServiceMaster Company (“ServiceMaster”), Downers Grove, Illinois, a company that provides outsourcing services for residential and commercial customers. Prior to April 2002, Mr. Ward was President and Chief Executive Officer of ServiceMaster, and prior to January 2001, he was President and Chief Operating Officer of R. R. Donnelley & Sons Company. Mr. Ward is a director of two other public companies, ServiceMaster and J. Jill Group, Inc. Mr. Ward has been a director since 2003.

Class II
Term Expiring at 2007 Annual Meeting

        ROBERT C. BLATTBERG (62) is the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. Dr. Blattberg has been a director since 1984.

        J. KENNETH GLASS (58) is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. Mr. Glass was elected Chairman of the Board in October 2003, effective January 1, 2004, and President and Chief Executive Officer in July 2002. From July 2001 through July 2002, Mr. Glass was President and Chief Operating Officer of First Horizon and the Bank. From April 1999 through July 2001, he was President—Retail Financial Services of the Bank and from April 2000 through July 2001, President—Retail Financial Services of First Horizon. Prior to April 1999, he was President-Tennessee Banking Group of the Bank and prior to April 2000, he was Executive Vice President of First Horizon. Mr. Glass is a director of two other public companies, FedEx Corporation and GTx, Inc. He has been a director since 1996.

        MICHAEL D. ROSE (63) is Chairman of Gaylord Entertainment Company, Nashville, Tennessee, a diversified hospitality and entertainment company. Prior to April 2001, Mr. Rose was a private investor. Mr. Rose is a director of five other public companies, Gaylord Entertainment Company,

Darden Restaurants, Inc., FelCor Lodging Trust, Inc., General Mills, Inc., and Stein Mart, Inc. Mr. Rose has been a director since 1984.

        LUKE YANCY III (55) is President and Chief Executive Officer of Mid-South Minority Business Council, Memphis, Tennessee, a nonprofit organization that promotes minority and women business enterprises. Prior to June 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by South in 1999, First American Bank. Mr. Yancy has been a director since October 2001.

        The Board of Directors unanimously recommends that the shareholders vote for Item No. 1.

VOTE ITEM NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS

Appointment of Auditors for 2005

        KPMG LLP audited our annual financial statements for the year 2004. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2005. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 2 the ratification of KPMG LLP's appointment as our auditors for the year 2005, and with the recommendation that the shareholders vote for Item No. 2. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions.

Fees Billed to Us by Auditors During 2003 and 2004

        The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2003 and 2004 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2003	2004
Audit Fees	$1,031,500	$2,083,000
Audit-Related Fees	385,000	367,500
Tax Fees	17,200	27,500
All Other Fees	61,638	—

Total	$1,495,338	$2,478,000

        Audit Fees. For the years 2003 and 2004, the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our financial statements, including the audit of internal controls over financial reporting, and review of the financial statements in our Form 10-Q's or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements were $1,031,500 and $2,083,000, respectively.

        Audit-Related Fees. For the years 2003 and 2004, the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $385,000 and $367,500, respectively. The amount for both years consists of ERISA audits, audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

        Tax Fees. For the years 2003 and 2004, the aggregate fees billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning were $17,200 and $27,500, respectively. The amount for 2003 consists primarily of fees for tax compliance. The amount for 2004 consists primarily of tax compliance and research.

        All Other Fees. For the years 2003 and 2004, the aggregate fees billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs were $61,638 and $–0–, respectively. The amount for 2003 relates to certain sales training for employees of a division of the Bank and tax preparation and planning for an executive.

        In July 2003, the Audit Committee adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. A copy of the policy, as amended, is attached to this proxy statement at pages B-6 through B-10 of Appendix B. None of the services provided to us by KPMG LLP and described in the three paragraphs immediately preceding this one were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

        The Board of Directors unanimously recommends that the shareholders vote for Item No. 2.

OTHER MATTERS

        The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDER PROPOSAL AND NOMINATION DEADLINES

        If you intend to present a shareholder proposal at the 2006 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 21, 2005, for inclusion in the proxy statement and form of proxy relating to that meeting.

        In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholder meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. If, however, we give fewer than 100 days' notice or public disclosure of the shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholder meeting was mailed or publicly disclosed. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that the date and time of the annual meeting will be the third Tuesday in April (or, if that day is a legal holiday, on the next succeeding business day that is not a legal holiday) at 11:00 a.m. Memphis time or such other date and/or such other time as our Board may fix by resolution. The meeting date for 2006, determined according to the Bylaws, is April 18, 2006. Thus, shareholder proposals and nominations submitted outside the process that permits them to be included in our proxy statement must be submitted to the Corporate Secretary between December 19, 2005 and January 18, 2006, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

EXECUTIVE COMPENSATION

        The Summary Compensation Table provides compensation information about Mr. Glass, who served during 2004 as Chief Executive Officer (“CEO”), and about our other four most highly compensated executive officers at year end 2004. All of the named officers are officers of both First Horizon and the Bank. The amounts include all compensation earned during each year indicated, including amounts deferred (which, if deferred into options, are disclosed in the notes to the table and in column (g)), by the named officers for all services rendered in all capacities to us and our subsidiaries. Information is provided for each entire year in which a named individual served during any portion of the year as an executive officer. Additional information is provided in tabular form in the following pages about option grants and exercises in 2004, year-end option values, long-term incentive plan awards, and pension benefits, along with certain other information concerning compensation of executive officers. The report of the Board's Compensation Committee on executive compensation, along with information on compensation of directors, is located in the “Corporate Governance and Board Matters” section of this proxy statement above.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
							Award(s)			Payouts
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)
Name And Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/ SARs (#)(3)		LTIP Payouts ($)	All Other Compensation ($)(8)

J. Kenneth Glass Chairman of the Board, President & CEO	2004 2003 2002	813,215 764,346 683,923	(4) (4) (4)	285,000 1,272,416 1,014,420		11,811 11,913 11,913	— 2,075,750 1,065,269	165,541 133,365 237,353	(4) (4) (4)	— — —	127,836 124,684 150,279
Gerald L. Baker Pres—First Hrzn Fin Srvcs	2004	571,345	(5)	3,651,241	(5)	792	—	15,717		—	42,254
Charles G. Burkett Pres—First Tenn Fin Srvcs	2004 2003 2002	524,942 420,308 381,615	(6)	535,000 472,847 432,692		8,452 6,376 6,376	— — 600,016	13,667 13,681 14,390	(6)	— — —	57,738 47,459 47,005
Jim L. Hughes Pres—FTN Financial	2004	517,737	(7)	3,425,000	(7)	849	—	15,717		—	193,134
Larry B. Martin COO—First Tenn Fin Srvcs	2004 2003 2002	441,938 420,308 384,615		100,000 459,712 384,615		8,578 6,376 6,376	— — 600,016	12,169 13,681 14,229		— — —	58,168 51,107 51,176

(1)	The amounts in column (e) for all years represent tax gross-up payments primarily on automobile allowance and other management benefits. Such payments are intended to provide the allowance on approximately an after-tax basis.

(2)	Restricted stock awards are valued on the basis of a share of stock on the date of the award: $43.47 (4-20-2004), $41.515 (4-17-2003), and $35.14 (2-26-2002). On 12-31-04, the named officers held the following shares of restricted stock (including RSUs described in the second following sentence) with market values as indicated: Mr. Glass—164,861 shares ($7,136,008); Mr. Baker—11,422 shares ($494,401); Mr. Burkett—29,075 shares ($1,258,511), Mr. Hughes—11,422 shares ($494,401); and Mr. Martin—29,075 shares ($1,258,511). Market values are based on the average of the high and low prices at which our stock traded on that date, which was $43.285 per share. The number of shares disclosed in the preceding sentence includes restricted stock units (“RSUs”), described in note (2) to the Stock Ownership Table, with respect to which restrictions had not lapsed at 12-31-04, as follows: Mr. Glass—55,646 RSUs; Messrs. Baker, Burkett, Hughes and Martin—0 RSUs. Dividends are paid on restricted stock (and dividend equivalents are paid on RSUs), except for restricted stock associated with the 2003 LTIP awards (as to which no dividends are paid prior to vesting), at the same rate as all other shares of common stock. Deferred dividend equivalents on RSUs accrue interest at a 10-year Treasury rate and are settled only in cash.

(3)	All column (g) amounts represent stock options. No stock appreciation rights (SARs) were awarded.

(4)	In 2003, 2002, and 2001 Mr. Glass elected to receive deferred compensation stock options in lieu of $50,000, $50,000, and $50,000 of his salary earned for the following year. The amounts in column (c) do not include these amounts, in lieu of which options for 1,155 shares, 1,106 shares, 1,142 shares, 1,139 shares, 1,368 shares, and 1,315 shares were granted on 1-03-05, 7-01-04, 1-2-04, 7-1-03, 1-2-03, and 7-1-02, respectively; all such grants are included in column (g). On 2-26-02 Mr. Glass received additional elective deferred compensation stock options for 21,565 shares (included in column (g)) in lieu of $151,559 of his annual bonus for 2001.

(5)	Mr. Baker first became an executive officer of First Horizon during 2004.

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(6)	In 2001 Mr. Burkett elected to receive deferred compensation stock options in lieu of $3,000 of his salary earned for the following year. The amounts in column (c) do not include these amounts, in lieu of which options for 82 and 79 shares were granted on 1-2-03 and 7-1-02, respectively; all such grants are included in column (g). On 2-26-02 Mr. Burkett received additional elective deferred compensation stock options for a total of 12,280 shares (included in column (g)) in lieu of a total of $86,318 of his annual bonus for 2001.

(7)	Mr. Hughes first became an executive officer of First Horizon during 2004.

(8)	Elements of “All Other Compensation” for 2004 consist of the following:

All Other Compensation

	Above Market Rate	Insurance	Flex $	401k Match	Financial Counseling	Auto Allowance	Total
Mr. Glass	$39,272	$45,889	$7,000	$6,150	$13,375	$16,150	$127,836
Mr. Baker	—	31,383	7,000	3,871	—	—	42,254
Mr. Burkett	—	31,438	7,000	6,150	2,000	11,150	57,738
Mr. Hughes	66,717	113,267	7,000	6,150	—	—	193,134
Mr. Martin	473	33,265	7,130	6,150	—	11,150	58,168

        “Above Mkt Rate” represents above-market interest accrued on certain compensation deferred prior to 1996.

        “Insurance” represents insurance premiums with respect to our supplemental life insurance and disability plans. Under our Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant's death prior to retirement (or 2 times final salary upon death after retirement).

        “Flex $” represents First Horizon's contribution to the Flexible Benefits Plan, based on salary, service and corporate performance.

        “401(k) Match” represents First Horizon's 50 percent matching contribution to the 401(k) Savings Plan, which is based on the amount of voluntary contributions by the participant to the FHNC stock fund, up to 6 percent of compensation.

        “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling.

        “Auto Allowance” represents a cash allowance paid to certain executives in lieu of providing a company automobile.

        The following table provides information about stock options granted during 2004 to the officers named in the Summary Compensation Table. No stock appreciation rights (SARs) were granted during 2004.

Options/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/SAR's Granted (#)(1)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price(2) ($ per share)(1)	Expiration Date	Grant Date Present Value ($)(3)

Mr. Glass	163,280		5.51%	45.73	2/17/2011	1,667,089	(4)
	1,142	(2)	0.04%	21.89	1/02/2024	24,998	(5)
	1,106	(2)	0.04%	22.60	7/01/2014	24,996	(6)
Mr. Baker	15,717		0.53%	45.73	2/17/2011	160,471	(4)
	2,186	(2)	0.07%	22.87	2/17/2014	49,972	(7)
Mr. Burkett	13,667		0.46%	45.73	2/17/2011	139,540	(4)
Mr. Hughes	15,717		0.53%	45.73	2/17/2011	160,471	(4)
Mr. L. Martin	12,169		0.41%	45.73	2/17/2011	124,245	(4)

(1)	All options except those marked with footnote (2) were granted on 2-17-04 and vest 50% after three years from the date of grant and 100% after four years, with accelerated vesting if certain performance criteria (our stock price equals or exceeds $62.54 on 2-17-07 or on 5 consecutive days before that date) are met. The exercise price per share equals the fair market value of one share of our common stock on the date of grant. Under the terms of all options, including those marked with footnote (2), participants are permitted to pay the exercise price of the options with our stock; participants are permitted to defer receipt of shares upon an exercise and thereby defer gain; the option plan provides for tax withholding rights upon approval of the plan committee; and upon a Change in Control (as defined in the subsection entitled Employment Contracts and Termination of Employment and Change-in-Control Arrangements), all options vest. Options granted prior to February 17, 2004 were granted with a “reload feature.” The exercise of such options more than one year prior to the end of their term by paying the option price with our stock resulted in a one-time automatic reload option grant. The terms of the reload grant were: the shares are equal to the number of shares surrendered; the option price is equal to fair market value at the time of the first exercise; and, the term is equal to the remainder of the first option's term. Effective February 17, 2004, new grants of options do not have the reload feature, and the feature was cancelled in all prior grants then outstanding.

(2)	Options indicated by footnote (2) were granted during 2004 in lieu of compensation earned during 2003 and 2004. Mr. Glass was granted 1,142 shares on 1-02-04 in lieu of $25,000 of his 2003 salary and 1,106 shares on 7-01-04 in lieu of $25,000 of his 2004 salary. Mr. Baker was granted 2,186 shares on 2-17-2004 in lieu of $50,000 of his 2003 bonus. The exercise price per share equals 50% of the fair market value (“FMV”) of one share of First Horizon common stock on the respective grant dates. FMV on the grant dates was $43.78 on 1-02-04, $45.73 on 2-17-2004 and $45.20 on 7-01-04, respectively. These options granted in lieu of cash compensation vest six months after the grant date. No SARs were granted in lieu of cash compensation.

(3)	A variation of the Black-Scholes option-pricing model has been used. Certain key facts and assumptions used to calculate the Grant Date Value of the options shown in this column are highlighted in notes 4-7 below. The actual value, if any, realized by a participant upon the exercise of any option may differ and will depend on the future market price of our common stock.

(4)	Black-Scholes values are based on the facts set forth in the table above and the following assumptions: an interest rate of 3.62%; volatility in our stock price of 27.30%; a dividend yield for our stock of 3.50%; and, an expected life of 7 years. See note (3) above.

(5)	Black-Scholes values are based on the facts set forth in the table above and the following assumptions: an interest rate of 2.97%; volatility in our stock price of 28.60%; a dividend yield for our stock of 3.66%; and, an expected life of 4 years, which is less than the maximum term of the options to reflect the probability of exercise prior to the final expiration date. See note (3) above.

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(6)	Black-Scholes values are based on the facts set forth in the table above and the following assumptions: an interest rate of 3.47%; volatility in our stock price of 23.50%; a dividend yield for our stock of 3.54%; and, an expected life of 4 years, which is less than the maximum term of the options to reflect the probability of exercise prior to the final expiration date. See note (3) above.

(7)	Black-Scholes values are based on the facts set forth in the table above and the following assumptions: an interest rate of 2.66%; volatility in our stock price of 24.90%; a dividend yield for our stock of 3.50%; and, an expected life of 4 years, which is less than the maximum term of the options to reflect the probability of exercise prior to the final expiration date. See note (3) above.

        The following table provides information about stock options held at December 31, 2004, and exercises during 2004 by the officers named in the Summary Compensation Table. The values in column (c) represent the difference between the fair market value of the shares on the exercise date and the exercise price of the option. The values in column (e) reflect the spread between the market value at December 31, 2004, of the shares underlying the option and the exercise price of the option.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Options/SAR Values

(a)	(b)	(c)	(d)		(e)
			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(1)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Mr. Glass	56,617	$1,630,878	307,927	572,551	$5,645,787	$2,571,550
Mr. Baker	20,426	241,333	47,300	35,435	735,697	126,317
Mr. Burkett	—	—	40,758	41,577	508,001	178,075
Mr. Hughes	—	—	379,130	35,435	2,524,110	126,317
Mr. Martin	—	—	77,182	40,079	1,539,171	178,075

(1)	No stock appreciation rights, or SARs, were separately granted or are attached to any of the options shown in the table. Option values are based on $43.285 per share, the average of the high and low sales price of a share of our stock on December 31, 2004.

        The following table provides information about Long-Term Incentive Program (“LTIP”) awards made during 2004 to the officers named in the Summary Compensation Table.

Long-Term Incentive Plans—Awards in Last Fiscal Year

			Estimated Future Payouts Under Non-Stock Priced-Based Plans(1)
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

Mr. Glass	—	2004–2006	—	2,573,622	2,573,622
Mr. Baker	—	2004–2006	—	1,359,516	1,359,516
Mr. Burkett	—	2004–2006	—	1,182,188	1,182,188
Mr. Hughes	—	2004–2006	—	1,359,516	1,359,516
Mr. Martin	—	2004–2006	—	1,052,620	1,052,620

(1)	The target and maximum payouts listed in the table above may differ slightly from the amounts actually paid because the payouts under this program are based in part on the participants' base salary, which may increase or decrease over the course of the three-year performance period.

        The Long-Term Incentive Program's objective is to provide a total cumulative award of up to 225 percent of our executives' annual bonus potential and is paid (or settled) with stock and cash. The amount by which the Company will fund the incentive pool from which all of the participants' 2004 LTIP awards will be paid will be determined by the Compensation Committee based on one or more of the following measurement criteria: (1) our stock price compound annual growth rate (the “Stock Price CAGR”), (2) our stock price compound annual growth rate relative to the American Banker Top 50 at the beginning of the performance period (the “Relative Stock Price CAGR”) and (3) the Company's cumulative diluted earnings per share (“EPS”) as reported in our year-end audited financial statements, except that the calculation of EPS for purposes of determining achievement of the performance goal will exclude the negative effect of any nonrecurring items, extraordinary items, discontinued operations, or cumulative effects of accounting changes (“Cumulative Modified EPS”).

        The threshold criterion to be used to determine funding of the incentive pool is our Cumulative Modified EPS. Except as provided below, if our Cumulative Modified EPS is equal to or greater than an amount established by the Committee at the beginning of the Performance Period, an incentive pool will be funded equal to 100% of the maximum aggregate potential 2004 LTIP awards of all the participants. Notwithstanding the Company's achievement of the Cumulative Modified EPS criterion, the Committee has complete discretion to reduce the incentive pool funding in accordance with the higher of the Stock Price CAGR measurement criterion or the Relative Stock Price CAGR measurement criterion. Payouts under the Stock Price CAGR or Relative Stock Price CAGR measurement criteria range from zero percent of the maximum shown in the table above, if the minimum threshold is not achieved, to 100 percent if the goal if fully achieved or exceeded. No payout will be made if performance falls below the threshold on both criteria, and the payout for achievement under either criterion that falls between the threshold and the goal will be calculated using straight-line interpolation. This program is designed to tie the executive's long-term compensation directly to an increase in shareholder value.

        The foregoing LTIP table and discussion reflects the Compensation Committee's actions during 2004. In early 2005, the Committee combined two years of the 2004 LTIP awards with 2005 LTIP awards. In connection with that action, the Committee limited the amount payable under the 2004 LTIP to a single-year amount and granted 2005 LTIP awards with both a two-year performance period (2005-2006) and a three-year performance period (2005-2007).

        The following table provides information about estimated combined benefits under both our Pension Plan and our Pension Restoration Plan.

Pension Plan Table

Covered Compensation
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 200,000	$75,961	$94,429	$112,897	$121,497	$130,097	$138,698
400,000	135,169	173,373	211,577	230,045	248,513	266,982
600,000	194,377	252,317	310,257	338,593	366,929	395,266
800,000	253,585	331,261	408,937	447,141	485,345	523,550
1,000,000	312,793	410,205	507,617	555,689	603,761	651,834
1,200,000	372,001	489,149	606,297	664,237	722,177	780,118

Note:	Benefit shown is subject to limitations fixed by the Secretary of the Treasury pursuant to Section 415 of the Tax Code. The limitation is $165,000 for 2004 or 100% of the employee's average income in his three highest paid years, whichever is less.

        Our Pension Plan is integrated with social security under an “offset” formula, applicable to all participants. Retirement benefits are based upon a participant's average base salary for the highest 60 consecutive months of the last 120 months of service (“Covered Compensation”), service, and social security benefits. Benefits are normally payable in monthly installments after age 65. The normal form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50 percent of the monthly amount the participant received. The normal form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain. For purposes of the plan, “compensation” is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation. Our Pension Restoration Plan is an unfunded plan covering employees in the highest salary grades, including all executive officers, whose benefits under the Pension Plan have been limited under Tax Code Section 415, as described in the note to the Pension Table, and Tax Code Section 401(a)(17), which limits compensation to $205,000 for purposes of certain benefit calculations. “Compensation” is defined in the same manner as it is for purposes of the Pension Plan. Under the Pension Restoration Plan participants receive the difference between the monthly pension payable, if Tax Code limitations did not apply, and the actual pension payable. The amounts shown in the table are annual benefits payable (including any social security payments) in the event of retirement on December 31, 2004 at age 65 of a participant with a spouse who is age 65, assuming receipt of a qualified joint and 50 percent survivor annuity. The estimated credited years of service and the compensation covered by the plans for each of the individuals named in the Summary Compensation Table are as follows: Mr. Glass (31) $668,648, Mr. Baker (7) $465,964, Mr. Burkett (35) $340,947, Mr. Hughes (40) $232,250, and Mr. L. Martin (35) $285,434. Some of our subsidiaries do not participate in our Pension Plan or Pension Restoration Plan. For pension purposes, the years of service credited to Mr. Baker (and reported above) include years of service to non-participating subsidiaries. Mr. Hughes has an agreement with us (described in the next section of this proxy statement) which will provide to him, among other things, a fixed annual post-retirement benefit supplemental to that described above.

        Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        We have contracts with approximately 70 officers, including each of the named executive officers, which may be terminated upon three years' prior notice. These contracts provide generally for a payment (which, for the named executive officers, is equal to three times annual base salary plus annual target bonus) in the event of a termination of the officer's employment by us other than “for cause” or by the employee for “good reason” (as such terms are defined in the contracts) within 36 months after a “Change-in-Control” or the officer's termination of employment for any reason (other than “cause”) during the 30-day period commencing one year after a Change-in-Control. The contracts provide generally for an excise tax gross-up with respect to any taxes incurred under Tax Code Section 4999 following a Change-in-Control and for 3 years continued welfare benefits. The term “Change-in-Control” is defined to include:

•	a merger or other business combination, unless (i) more than 50 percent of the voting power of the corporation resulting from the business combination is represented by our voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20 percent or more of the resulting corporation, and (iii) at least a majority of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the business combination (solely for purposes of the severance contracts, but not for purposes of their 30-day termination period, the “50 percent” test in clause (i) is changed to “60 percent” and the “majority of the board” test in clause (iii) is changed to “two-thirds of the board”),

•	the acquisition by a person or other entity of 20 percent or more of our outstanding voting stock,

•	a change in a majority of the Board of Directors, or

•	shareholder approval of a plan of complete liquidation or a sale of substantially all of our assets.

        A Change-in-Control has the following effect on certain benefit plans in which the named executive officers participate:

•	Target annual bonuses and LTIP awards are prorated through the date of the Change-in-Control and paid.

•	Restricted stock, restricted stock units, phantom stock units and unvested stock options vest.

•	Under our Pension Restoration Plan, a lump sum payout is made to participants of the present value, using a discount rate of 4.2 percent, of the participant's scheduled projected benefits, assuming periodic distributions of the participant's accrued benefit in the normal form under the plan, actuarially adjusted according to a formula for the participant's age at the time of the Change-in-Control.

•	Excess funding in the Pension Plan is allocated, according to a formula, to participants and retirees.

•	Deferred compensation under individual deferral agreements that accrue interest based on the 10-year Treasury rate and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of our general creditors prior to distribution.

•	Our Survivor Benefits Plan generally cannot be amended to reduce benefits.

•	Under the Directors and Executives Deferred Compensation Plan under which new deferrals have not been permitted since 1995, a lump sum payout is made to participating employees and certain terminated employees of the present value, using a discount rate of 4.2 percent, of the participant's scheduled projected distributions, assuming employment through normal retirement date and continued interest accruals at above-market rates, described in the “Compensation of Directors” section above.

        We have entered into an agreement with Jim L. Hughes, who has been an employee with us for 40 years, relating to certain terms of Mr. Hughes's employment and certain components of his compensation and benefits package. At the time of this agreement, Mr. Hughes began reporting directly to Mr. Glass, our Chairman and Chief Executive Officer, and was designated by the Board as an executive officer of First Horizon. The agreement provides for a base salary of $575,000 and a maximum annual bonus opportunity of $3,425,000 under the 2002 Management Incentive Plan, in which Mr. Hughes will participate in lieu of the bonus plan in which he participated prior to January 1, 2004. It also provides for Mr. Hughes's participation in our Amended and Restated Pension Restoration Plan, our PARSAP program, and our Long-Term Incentive Program, and states that he will be entitled to any other compensation or benefits to which he would otherwise be entitled under any plan or future plan based on his salary grade and/or base salary. Under the Amended and Restated Pension Restoration Plan, Mr. Hughes will receive a supplemental annual benefit of $330,747, which will be paid in bi-weekly installments for 10 years, commencing the first pay day of the month following the month in which Mr. Hughes's employment with First Horizon terminates for any reason other than for “cause” as defined by the agreement.

Compensation Committee Interlocks and Insider Participation

        Messrs. Blattberg, Haslam, and Martin, all of whom are non-employee directors, served as members of the Board of Director's Compensation Committee (“Committee”), during 2004. Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Certain Relationships and Related Transactions

        Our banking subsidiaries have had banking transactions in the ordinary course of business with our executive officers, directors, nominees, and their associates, and they expect to have such transactions in the future. Such transactions, which at December 31, 2004, amounted to four percent of our shareholders' equity, have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features.

        During 2004, the Bank made lease payments on one of its branches to Lacey Mosby & Sons, Inc., a business in which an equity investment is owned by Marlin L. Mosby, Jr., the father of Marlin L. Mosby, III, who was designated as an executive officer of First Horizon in October 2002. The lease, which was an arm's length transaction at market rates, was entered into in 1997, has a 30 year term, provides for monthly payments of $3,000, increasing in increments to $7,000 per month in 2017, and has renewal options. The Bank has leased this location or an adjacent property from this business for over 30 years.

        During 2004, Luke Yancy IV and Tanika C. Yancy, the son and daughter-in-law of Luke Yancy III, were employed as a commercial loan officer and as a brokerage sales assistant, respectively, by the Bank. Mr. Yancy received approximately $157,000 in total compensation in 2004; Mrs. Yancy's compensation from the Bank in 2004 was less than the $60,000 disclosure threshold established by the Securities and Exchange Commission. Both Mr. Yancy and Mrs. Yancy, each of whom was employed by the Bank prior to Mr. Yancy III's election as a director, were compensated comparably to similarly situated employees, and neither of them is one of our executive officers.

        During 2003, a family limited partnership controlled by Mr. Rose entered into a five-year interest rate swap agreement with the Bank to hedge floating rate interest exposure on a loan. Under the swap transaction, which was in the ordinary course of business on terms comparable to what the Bank would offer to non-affiliated parties, the partnership made a payment of $96,379 to the Bank in 2004. The Bank offset its exposure on the swap by entering into a mirror-image swap with a non-affiliated counter-party in 2003.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Total Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

Total Shareholder Return Performance Graph

        The following graph compares the yearly percentage change in our cumulative total shareholder return with returns based on the Standard and Poor's 500 index and a peer group index, which is described below and in a footnote to the graph. It should be noted that the “total shareholder return” reflected in the graph is not comparable to the “total shareholder return” described in the Compensation Committee Report because the former has a different measurement period and it has been adjusted and weighted for the market capitalization of the companies in the peer group, as required by SEC regulations. Our peer group in 2004 consisted of the American Banker Top 50 banking organizations (excluding First Horizon) as measured by market capitalization as of the end of the most recent fiscal year.

Total Shareholder Return
1999–2004

$140.00

$120.00

$100.00

$80.00

$60.00

$40.00

$20.00

$0.00

1999

2000

2001

2002

2003

2004

American Banker Top Fifty

First Horizon

S&P 500 (reinvested quarterly)

	1999	2000	2001	2002	2003	2004

First Horizon	$100	106	129	102	127	101
S&P 500	100	91	88	78	129	93
American Banker Top 50	100	124	109	106	133	114

        The preceding graph assumes $100 is invested on December 31, 1999 and dividends are reinvested. Returns are market-capitalization weighted.

        The American Banker Top 50 consists of the following (with First Horizon excluded): AmSouth Bancorporation, Associated Banc Corp, Bank of America Corporation, Bank of Hawaii Corporation, Bank of New York Co., Inc., Banknorth Group, Inc., Branch Banking and Trust Company, BOK Financial Corp., Citigroup Inc., City National Corp., Colonial BancGroup Inc., Comerica Incorporated, Commerce Bancorp Inc., Commerce Bancshares, Inc., Compass Bancshares, Inc., Cullen Frost Bankers, Inc., Doral Financial Corp., Fifth Third Bancorp, First Bancorp, FirstMerit Corp., Fulton Financial Corp., Hibernia Corporation, Huntington Bancshares Incorporated, JPMorgan Chase & Co., KeyCorp, M&T Bank Corporation, Marshall & Ilsley Corporation, Mellon Financial Corporation, Mercantile Bankshares Corporation, National City Corporation, North Fork Bancorporation, Northern Trust Corporation, PNC Financial Services Group Inc., Popular Inc., Regions Financial Corp, Sky Financial Group, Inc., State Street Corporation, SunTrust Banks, Inc., Synovus Financial Corporation, TCF Financial Corp, UnionBanCal Corporation, U.S. Bancorp, Valley National Bancorp, W Holding Co. Inc., Wachovia Corporation, Webster Financial Corporation, Wells Fargo & Company, Wilmington Trust, and Zions Bancorporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders' meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

        The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

CLYDE A. BILLINGS, JR. Senior Vice President, Assistant General Counsel and Corporate Secretary

March 21, 2005

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Appendix A

FIRST HORIZON NATIONAL CORPORATION
CORPORATE GOVERNANCE GUIDELINES
(Amended and Restated October 19, 2004)

I. Introduction

        The Board, on the recommendation of its Human Resources Committee (which was acting as the Company's corporate governance committee prior to the establishment by the Board of a separate Nominating and Corporate Governance Committee in January of 2004), has developed and adopted a set of corporate governance principles to provide directors with guidance as to their legal accountabilities, to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. The Board's role is to oversee management, and it retains the decisive voice on certain major corporate actions. The following principles include existing policies, procedures and practices of the Company, many of which have been in place or evolved over a number of years.

        Nine functions have been identified as central to the role and function of the Board or its committees. These functions are as follows:

•	Oversight of the conduct of the business.

•	Selection, evaluation, compensation and succession of Chief Executive Officer and other executive officers, and the periodic review of personnel policies.

•	Approval of major corporate plans and strategies, policies, decisions, contracts (including certain acquisitions and divestitures) and other actions legally required of the Board or, in the determination of the Board, appropriate for its consideration.

•	Selection, compensation, and tenure of members of the Board and Board meeting guidelines.

•	Establishment of Board committees, their duties and membership.

•	Oversight of financial performance and condition.

•	Oversight of corporate legal and ethical conduct.

•	Requirement of appropriate flow of information from management to the Board for the purpose of keeping Board informed and providing an appropriate basis for decision-making.

•	Performance of such other functions as may be prescribed by law or assigned to the Board under the Charter, Bylaws or other appropriate document.

        It is recognized that the role and many of the functions of the Board are evolving and may in the future be altered to reflect changes that occur, such as in the Company's culture, management style, size, industry and applicable legal and regulatory environment.

II. Board Composition

        The composition of the Board should balance the following goals:

•	A majority of the Board will consist of directors who are “independent” under the listing standards of the New York Stock Exchange, Inc.

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity and contacts relevant to the Company's business.

•	The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully.

III. Selection of Chairman of the Board and Chief Executive Officer

        The Board is free to select its Chairman and the Company's Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. Generally, it has been our practice to consolidate these positions because the Board believes that this facilitates the execution of the Company's strategy.

IV. Selection of Directors

        Nominations. The Board is responsible for selecting the nominees for election to the Company's Board of Directors. The Company's Nominating and Corporate Governance Committee is responsible, with input from the Chairman of the Board and the Chief Executive Officer, for recommending to the Board nominees for the class of directors whose term expires at the next annual meeting of the shareholders or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors as the Nominating and Corporate Governance Committee determines will enter into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election may do so by submitting in writing such nominees' names in compliance with the procedures and along with the other information required by the Company's By-laws, to the Chairperson of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary.

        Criteria. The Board should, based on the recommendation of the Nominating and Corporate Governance Committee, select new nominees for the position of independent director considering the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

        The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

        Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and the Chief Executive Officer of the Company, together with an independent director.

        Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional materials or educational sessions for the directors on matters relevant to the Company, its business plan and risk profile.

V. Board Tenure

        The Board does not believe it should establish term limits, but believes it is important to monitor overall Board performance. A director who would be age 65 or older at the time of election shall not stand for re-election. In addition, to maintain a Board of active business and professional persons, directors leaving the occupation or position held at their last election (by retirement or otherwise) will be expected to tender their resignation for consideration at the next regularly scheduled meeting of the Board. A resignation will be accepted unless the Board in its judgment determines the director has assumed another position deemed to be appropriate, or the director is so engaged in a specific project for the Board as to make the resignation detrimental to the Company, or it is beneficial to the Board and in the best interests of the Company for the director to continue for such period of time as the Board deems appropriate.

VI. Board and Committee Meetings

        The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board or Chairman of the Board. The committees have their own meeting schedules appropriate for the accomplishment of the duties assigned to them, which include meetings held on the day before or the day of the Board meeting and at such other times as the committee shall determine.

        The agenda for each Board meeting will be developed by the Chairman of the Board in conjunction with the Office of the Corporate Secretary. In addition, at each regularly scheduled Board meeting, the Chairman will solicit agenda items for the upcoming meeting from the directors. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

        Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the directors to make an informed judgment.

VII. Executive Sessions

        To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present. In addition, if any non-management directors are not “independent” under NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. The Chairperson of the Nominating and Corporate Governance Committee will preside at the executive sessions, and his or her name will be disclosed in the Company's annual proxy statement to facilitate communication by employees and shareholders directly with the non-management directors.

VIII. The Committees of the Board

        The Company shall have an Executive Committee and at least the committees required by the rules of the New York Stock Exchange, Inc. Currently, these are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which must have a written charter satisfying the rules of the New York Stock Exchange, Inc.

        All directors, whether members of a committee or not, are invited to make suggestions to a committee chairperson for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairperson will give a periodic report of committee activities to the Board.

        Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be composed of at least three directors who are not officers or employees of the Company, who the Board has determined are “independent” under the listing standards of the New York Stock Exchange, Inc. The required qualifications for the members of each committee shall be set out in the respective committees' charters. A director may serve on more than one committee for which he or she qualifies. No director may serve on the Audit Committee if such director serves on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee.

IX. Management Succession

        At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the Chief Executive Officer.

X. Executive Compensation

        The Board, acting through the Compensation Committee, evaluates the performance of the Chairman and Chief Executive Officer and the Company against Company strategic and annual goals and the provisions of the incumbent's annual personal plan, and has the sole authority to determine the compensation of the Chairman and Chief Executive Officer, which is based on corporate performance, achievement of personal plan objectives and competitive practices within the banking and financial services industry.

        The Board, acting through the Compensation Committee and upon the recommendation of the Chief Executive Officer, evaluates the performance of all other executive officers and approves the compensation of such officers.

XI. Board Compensation

        The Board should conduct a review at least once every 3 years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity. The Nominating and Corporate Governance Committee will make a recommendation to the Board based on the foregoing factors.

XII. Expectations of Directors

        The nine functions that are central to the role of the Board, are identified in Section I above. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in good faith and the best interest of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board's business.

        Commitment and Attendance. All directors should make every effort to attend every meeting of the Company's shareholders, every meeting of the Board, and every meeting of committees of the Board of which they are members. Members may attend by telephone to mitigate conflicts.

        Participation in Meetings. Each director should be sufficiently familiar with the business and strategy of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company's business. Directors should also review the materials provided by management and advisers in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

        Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director. The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code's provisions in these areas and should consult with the Company's counsel in the event of any issues.

        Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues. Non-employee directors should advise the Chairman of the Board and employee directors should advise the Chairperson of the Nominating and Corporate Governance Committee before accepting any new directorship or officer position with an entity not affiliated with the Company. The number of other public company boards upon which any director may serve shall be limited to five or fewer.

        Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company's business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings or in other formal or informal settings. The Board encourages management to, from time to time, bring managers into Board meetings who (a) can provide additional insight into items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

        Contact with other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice and that management serve as the primary spokesperson for the Company.

        Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIII. Evaluating Board Performance

        The Board, with oversight provided by the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. Each committee of the Board should also conduct a self-evaluation at least annually and report the results to the Board under the oversight of the Nominating and Corporate Governance Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XIV. Reliance on Management and Outside Advice

        In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisers. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisers. In performing their functions, the Committees of the Board may hire consultants to aid in their evaluations, determinations, and recommendations as they deem appropriate.

XV. Shareholder Communication with the Board

        Shareholders desiring to communicate with the Board of Directors on matters other than Section IV above should submit their communication in writing to the Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103 and identify themselves as a shareholder. The Corporate Secretary will forward all such communications to the Chairperson for a determination as to how to proceed.

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Appendix B

AUDIT COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 20, 2004, Effective March 31, 2004)

Establishment and Purposes of the Committee

        Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation's restated charter, as amended, and Section 3.5 of the Corporation's bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Audit Committee (the “Committee”) of the Board of Directors, which shall: (1) assist the Board of Directors in its oversight of (a) the Corporation's accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of the Corporation's financial statements, (c) the Corporation's compliance with legal and regulatory requirements, (d) the independent auditor's qualifications and independence, and (e) the performance of the independent auditor and Corporation's internal audit function; and (2) prepare the report to be included in the Corporation's annual proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”).

        The function of the Committee is oversight. Management of the Corporation is responsible for preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. It is recognized that, in fulfilling their responsibilities hereunder, members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (2) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (3) the representations made by management as to any non-audit services provided by the independent auditor to the Corporation. Further, in fulfilling their responsibilities hereunder, the members of the Committee will incorporate the use of reasonable materiality standards, including the size of the Corporation and the nature, scope and risks of the activities conducted.

        The independent auditor for the Corporation is accountable to the Committee as representatives of the shareholders and must report directly to the Committee. The Committee has the authority and responsibility directly to appoint (subject, if applicable, to shareholder ratification), retain, compensate, evaluate and terminate the Corporation's independent auditor and to oversee the work of such independent auditor.

        The independent auditor shall submit to the Committee annually a formal written statement (the “Auditor's Statement”) describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Corporation addressing each non-audit service provided to the Corporation and at least the matters set forth in Independence Standards Board Standard No. 1.

        The independent auditor shall submit to the Committee annually a formal written statement of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditor in the following categories (as defined by the rules of the SEC): audit, audit-related, tax and all other services.

Qualifications of Committee Members

        The Committee shall consist of at least three members appointed annually by a majority of the entire Board on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, acting in its capacity as the nominating committee. Members shall be directors who meet the independence and experience requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. Under these requirements as currently adopted, the Board must determine:

•	that each member has no material relationship, either direct or indirect, with the Corporation;

•	that each member is financially literate, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	that at least one of the members has accounting or related financial management expertise,

as such requirements are interpreted by the Board of Directors in the exercise of its business judgment. Members may be replaced by the Board.

        No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation's annual proxy statement. No member of the Committee may be an affiliated person (as such term is defined in SEC Rule 10A-3, including any exceptions or exemptions permitted thereby) of the Corporation or any subsidiary thereof or may receive any compensation from the Corporation other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive; provided, however, that notwithstanding the foregoing, it shall be permissible for Committee members to receive those types of compensation permitted by the rules of the SEC and the NYSE regarding the independence of audit committee members.

Operation of the Committee

        Meetings shall be held at least four times yearly, or more frequently if circumstances dictate, and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the members of the Committee prior to the meeting. A quorum shall consist of a majority of the members and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank's committee and the members of this Committee are identical or all of the members of the Bank's committee would meet the eligibility requirements of the NYSE, Section 10A(m)(3) and the rules of the SEC, including any exceptions permitted thereby. The Committee may, in its discretion, delegate all or a portion of its authority and duties to a subcommittee of the Committee, and may delegate to the Chairperson the authority to grant pre-approvals of audit and permitted non-audit services as provided herein, provided that the decisions of such Chairperson to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

        The Committee shall have unrestricted access to Corporation personnel and documents. The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including (i) the authority to retain and compensate special or independent counsel, accountants or other experts or consultants to advise the Committee, without seeking approval of the Board or management, and (ii) appropriate funding, as determined by the Committee, for payment of compensation to such counsel, accountants or other experts and consultants. The Committee may request any officer or employee of the Corporation or of the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation. The Committee shall meet separately periodically with management, the internal auditor, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately.

Duties and Responsibilities of the Committee

        The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

        1. With respect to the independent auditor,

a.	directly appoint (subject, if applicable, to shareholder ratification), retain, compensate, oversee the work of, evaluate and terminate the independent auditor.
b.	adopt a policy for the Corporation regarding preapproval of all audit and non-audit engagement fees and terms and approve, in advance, all such fees and terms in accordance with such policy.
c.	ensure that the independent auditor prepares and delivers annually an Auditor's Statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this Statement) and consider such Auditor's Statement in assessing the independence of the independent auditor.
d.	ensure that the independent auditor timely reports on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
e.	review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor.
f.	discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.
g.	instruct the independent auditor that the independent auditor is ultimately accountable to the Committee as representatives of the shareholders.

        2. With respect to the internal audit department,

a.	make recommendations to the Board concerning the appointment and removal of the Corporation's internal auditor and approve the salary and annual bonus of the internal auditor.
b.	advise the internal auditor that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the internal audit department and management's responses thereto.
c.	approve the charter of the internal audit department and all significant changes thereto.

        3. With respect to financial reporting principles and policies and internal audit controls and procedures,

a.	advise management, the internal auditor and the independent auditor that each is expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.
b.	consider any reports or communications (and management's and/or the internal auditor's responses thereto) submitted to the Committee by the independent auditor required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.
c.	meet with management, the independent auditor and, if appropriate, the internal auditor (i) to discuss the scope of the annual audit; the audited financial statements and quarterly financial statements; any significant matters arising from any audit, including any audit problems or difficulties and management's response thereto; any significant matters arising from changes to the Corporation's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor, the internal auditor or management; any major issues regarding accounting principles and financial statement presentations; any major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect, if significant, of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; (ii) to review the form of opinion the independent auditor proposes to render to the Board of Directors and shareholders; and (iii) to discuss the Corporation's risk assessment and risk management policies and to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.
d.	obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which set forth certain procedures to be followed in any audit of financial statements required under that act.
e.	review the Corporation's compliance policies and any employee complaints or material reports or inquiries received from regulators or government agencies and management's responses and, with the Corporation's General Counsel, pending and threatened claims that may have a material impact on the financial statements.
f.	discuss earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that the Committee's responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally and may be limited to the types of information to be disclosed and the types of presentations to be made.
g.	establish hiring policies for employees or former employees of the independent auditor.
h.	review and oversee related party transactions.
i.	establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.
j.	review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

        4. With respect to reporting and recommendations,

a.	prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.
b.	review this Charter at least annually and recommend any changes to the Board.
c.	report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.
d.	prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

        [Reflects 4/20/04 holding company name change.]

AUDIT AND NON-AUDIT SERVICES
PRE-APPROVAL POLICY
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 20, 2004)

I. General Statement of Policy

        As required by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules, the Audit Committee of the Board of Directors of First Horizon National Corporation (the “Company”) is required to pre-approve all audit and non-audit services provided to the Company or any of its subsidiaries, which are to be performed by the registered public accounting firm (the Company's “Independent Auditor”) that performs the audit of the Company's consolidated financial statements that are filed with the Securities and Exchange Commission (the “Company's consolidated financial statements”). Pre-approval is required to provide assurance that such services do not impair the Independent Auditor's independence from the Company. This policy sets forth the requirements pursuant to which proposed services to be provided by the Independent Auditor will be submitted for pre-approval and the conditions and limitations on the provision of services by the Independent Auditor.

II. Implementation of Policy

A. Pre-approval Process and Limitations

        Pre-approval of services to be provided by the Independent Auditor may be obtained in either of two different ways. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”) in the manner specified in the following sentence. Advance pre-approval requires the Audit Committee to identify in advance in an appendix to this policy (the “Appendix”) the specific types of service that may be provided and the fee limits applicable to such types of service, which limits may be expressed as a limit by type of service or by category of services (“type of service”). Unless the type of service to be provided by the Independent Auditor has received advance pre-approval under this policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Audit Committee. With respect to each proposed pre-approved service (whether a specific pre-approval or an advance pre- approval), the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

        The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Audit Committee.

        “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined below, have the advance pre-approval of the Audit Committee but only to the extent such services are specified in the Appendix and only in amounts that do not exceed the fee limits specified in such Appendix. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Audit Committee specifically provides for a different term.

        Periodically, the Audit Committee will review and pre-approve the Appendix, which will specify the services, and the fee limits applicable to such services, that may be provided by the Independent Auditor for the fiscal year without obtaining the specific pre-approval of the Audit Committee. Any proposed services exceeding these fee limits will require specific pre-approval by the Audit Committee.

        The Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for services classified as All Other services. Unless the Audit Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax preparation.

B. “Audit” Services

        As provided above, the annual audit engagement terms and fee must be specifically pre-approved by the Audit Committee. The Audit Committee will also pre-approve any changes in terms, conditions and fees resulting from changes in the audit scope, Company structure or other matters.

        Audit services include the annual audit of the Company's consolidated financial statements (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the Independent Auditor to be able to form an opinion on the Company's consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control over financial reporting, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the Independent Auditor's report on management's report on internal control over financial reporting. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings. The Audit Committee has pre-approved the Audit services listed in the Appendix. All other Audit services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

C. “Audit-related” Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements or that are traditionally performed by the Independent Auditor. Audit-related services include due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as Audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters, and assistance with internal control reporting requirements. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the Independent Auditor. The Audit Committee has pre-approved the Audit-related services listed in the Appendix. All other Audit-related services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

D. “Tax” Services

        The Audit Committee believes that the Independent Auditor can provide Tax services to the Company such as tax preparation and compliance services (including preparation and review of tax returns, including research necessary to reflect events and transactions in the returns; advice and assistance with respect to tax audits; and analysis of law or rule changes and proposed changes) and tax planning services (advice and planning other than preparation and compliance services) without impairing the auditor's independence, and the Securities and Exchange Commission (“SEC”) has stated that the Independent Auditor may provide such services. Thus, the Audit Committee believes it may grant advance pre-approval to those Tax services that the Audit Committee believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence. The Audit Committee will not permit the retention of the Independent Auditor in connection with a transaction initially recommended by the Independent Auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Company's Manager of Corporate Tax to determine that the tax planning and reporting positions are consistent with this policy.

        Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services in the Appendix. All Tax services involving large and complex transactions and therefore not listed in the Appendix must be specifically pre-approved by the Audit Committee. Tax services proposed to be provided by the Independent Auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company require specific pre-approval by the Audit Committee. It is a permitted exception to the foregoing sentence that Tax services proposed to be provided by the Independent Auditor to an executive officer may be approved in advance and included in the Appendix under All Other Services provided the amounts paid by the Company and the individual do not exceed two hundred fifty thousand dollars ($250,000) in the aggregate for all executive officers.

E. “All Other” Services

        All Other services consist of any services that are not Audit, Audit-related or Tax services and are not prohibited from being provided by the Independent Auditor by law or this policy. The Audit Committee may grant advance pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services and would not impair the independence of the Independent Auditor. The Audit Committee has pre-approved the All Other services listed in the Appendix. Permissible All Other services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

        The following non-audit services are prohibited from being provided by the Independent Auditor:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

        The Company's Chief Accounting Officer (the “CAO”) shall consult SEC rules and relevant guidance to determine whether any proposed All Other service falls within a prohibited non-audit service under the SEC's rules and any exceptions that might apply to the prohibition.

III. Delegation of Authority

        All requests to provide services to the Company or any of its subsidiaries that require specific pre-approval by the Audit Committee must be submitted to the CAO in advance of the provision of any such services by the Independent Auditor. The CAO shall receive all such requests, confirm with the Independent Auditor whether it believes that such services will not affect its independence, and present a joint statement with the Independent Auditor as to any recommended requests to the Audit Committee for pre-approval. All requests to provide services that have been pre-approved in advance must be submitted to the CAO prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. In addition, on a quarterly basis the Company's Internal Auditor will report to the Audit Committee on the services provided by and the fees paid to the Independent Auditor during the prior quarter.

        Notwithstanding anything herein to the contrary, the authority granted herein to the Audit Committee to pre-approve services, other than the annual audit engagement and any changes thereto, to be provided by the Independent Auditor is delegated to the Chairperson of the Audit Committee. The Chairperson may not, however, under delegated authority make a determination that causes the ratio of fees pre-approved for All Other services to the aggregate amount of fees pre-approved for Audit, Audit-related and tax compliance and tax preparation services to exceed the ratio established or set forth in Section II. A. Any service pre-approved by the Chairperson of the Audit Committee will be reported to the Audit Committee at its next regularly scheduled meeting.

        The Internal Auditor is directed to monitor the services provided by the Independent Auditor for the purpose of determining whether such services are in compliance with this policy, and report to the Audit Committee periodically on the results of such monitoring.

        The Audit Committee does not delegate any of its responsibility to pre-approve services to be performed by the Independent Auditor to management.

        [Reflects 4/20/04 holding company name change.]

Appendix C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(Adopted January 20, 2004)

        Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation's restated charter, as amended, and Article III(6) of the Corporation's bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors, which shall serve as a nominating committee and as a corporate governance committee for the Corporation, with such specific authority as is herein provided.

Purposes of the Committee

        The purposes of the Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and (3) to oversee the evaluation of the Board and management.

Qualifications of Committee Members

        The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). Members of the Committee may be replaced by the Board.

Operation of the Committee

        Meetings shall be held at least two times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank's committee and the members of this Committee are identical or all of the members of the Bank's committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

        The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain (i) compensation consultants to assist in the evaluation of director compensation and (ii) consultants or search firms used to identify director candidates, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

        The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.    With respect to the nominating function,

a.	To consider recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof;
b.	To identify individuals believed to be qualified to become Board members, and to recommend to the Board the individuals to stand for election or reelection as directors. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders and (for a vacancy created by an increase in the size of the Board) shall recommend to the Board the class of directors in which the individual should serve. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include:
•	personal qualities and characteristics, experience, accomplishments and reputation in the business community;
•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation's industry or other industries relevant to the Corporation's business;
•	diversity of viewpoints, background, experience and other demographics;
•	ability and willingness to commit adequate time to Board and committee matters; and
•	the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the Corporation.
The Committee may consider candidates proposed by management, but is not required to do so;
c.	To develop and recommend to the Board, in connection with its assessment of director independence, guidelines to be applied in making determinations as to the absence of material relationships between the Corporation and a director;
d.	To identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members;
e.	To make recommendations to the Board concerning compensation for directors; and
f.	To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of directors.

2.    With respect to corporate governance and other matters,

a.	To exercise oversight of the evaluation of the Board and management;
b.	To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, to review and reassess those principles at least once a year, and recommend any proposed changes to the Board for approval; and

c.	To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The Report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

        [Reflects 4/20/04 holding company name change.]

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Appendix D

COMPENSATION COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 20, 2004)

        Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation's restated charter, as amended, and Article III(6) of the Corporation's bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Compensation Committee (the “Committee”) of the Board of Directors, which shall serve as a compensation committee for the Corporation, with such specific authority as is herein provided. This Committee was known prior to January 20, 2004 as the Human Resources Committee, and all references to the Human Resources Committee in any of the plans named in Section 7 herein shall be understood to refer to this Committee.

Purposes of the Committee

        The purposes of the Committee are (1) to discharge the Board's responsibilities relating to the compensation of the Corporation's executive officers, (2) to produce an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate the Corporation's management, and (5) to carry out certain other duties set forth herein.

Qualifications of Committee Members

        The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). In addition, at least two members of the Committee must be directors of the Corporation who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be directors of the Corporation who are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Only members who meet the Section 162(m) test may participate in decisions required to be made by “outside directors” under Section 162(m), and any other member of the Committee must recuse himself or herself with respect to those issues. Only members who meet the Section 16 test may participate in decisions required to be made by “non-employee directors” under Section 16, and any other member of the Committee must recuse himself or herself with respect to those issues. If a quorum of the Committee is present in accordance with the requirements of the “Operation of the Committee” section of this charter, then the action taken by at least two “outside directors” (with respect to matters required to be acted upon by “outside directors”) and the action taken by at least two “non-employee directors” (with respect to matters required to be acted upon by “non-employee directors”) each shall be the valid action of this Committee and is fully authorized by the Board of Directors, as long as such action is taken by a majority of the “outside directors” or a majority of the “non-employee directors,” as applicable. Members of the Committee may be replaced by the Board.

Operation of the Committee

        Meetings shall be held at least four times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank's committee and the members of this Committee are identical or all of the members of the Bank's committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation's Chief Executive Officer (“CEO”) should not attend the portion of any meeting where the CEO's performance or compensation are discussed, unless specifically invited by the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

        The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain compensation consultants to assist in the evaluation of CEO or senior executive officer compensation, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

        The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	To recommend to the Board major corporate policies and objectives with respect to the Corporation's compensation and management of its human resources.
2.	To make regular reports to the Board and to provide a periodic review, evaluation and reporting link between management and the Board with respect to the Corporation's compensation and management of its human resources.
3.	To review periodically management's human resources policies, guidelines, procedures, and practices for conformity with corporate objectives and policies concerning the Corporation's compensation and management of its human resources, including a periodic review of compensation structures for non-executive officers.
4.	To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO's compensation level based on this evaluation.
5.	To fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers.
6.	To make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers.
7.	To serve as the Committee required:
	a.	by the terms of the 1992 Restricted Stock Incentive Plan;
	b.	by the terms of the 1984 and 1990 Stock Option Plans and the 1995, 1997 and 2000 Employee Stock Option Plans;
	c.	by terms of the Directors & Executives Deferred Compensation Plan;
	d.	to resolve questions of interpretation arising under the Non-Employee Directors' Deferred Compensation Stock Option Plan and the 2000 Non-Employee Directors' Deferred Compensation Stock Option Plan;
	e.	by the terms of the 2002 Management Incentive Plan;
	f.	to review the appropriateness of the issuance of Corporation common stock under the terms of the Savings Plan as required by resolutions of the Board as adopted from time to time;

	g.	to designate those eligible to participate in the Pension Restoration Plan and Survivor Benefit Plan;
	h.	by the terms of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan and the Bank Advisory Director Deferral Plan;
	i.	by the terms of the 2003 Equity Compensation Plan; and
	j.	by the terms of the First Tennessee National Corporation Nonqualified Deferred Compensation Plan and the First Horizon Nonqualified Deferred Compensation Plan.
8.	In consultation with management, to oversee regulatory compliance with respect to compensation matters, including (a) overseeing the Corporation's policies on structuring compensation programs to maximize tax deductibility while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and (b) as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.
9.	To produce annually a Report of the Compensation Committee for inclusion in the Corporation's proxy statement in accordance with applicable SEC rules and regulations.
10.	To make recommendations to the Board concerning the creation of corporate offices and the defining of authority and responsibility of such offices and concerning nominees to fill such offices.
11.	To make recommendations to the Board regarding the appointment of incumbent officers, including consideration of their performance in determining whether to nominate them for reelection, and to review succession plans for executive officers, including the CEO.
12.	To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of officers.
13.	During the period of time between the annual appointment of officers by the Board at its organizational meeting following the annual meeting of shareholders, to create corporate offices and define the authority and responsibility of such offices, except to the extent such authority or responsibility would not be consistent with the law, the charter or the bylaws, to appoint persons to any office of the Corporation except Chairman of the Board, Chief Executive Officer, President, Auditor, and any office the incumbent in which is designated by the Board as an Executive Officer, and to remove from office any person that was, or could have been, so appointed by the Committee.
14.	To evaluate the Corporation's management.
15.	To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
16.	To serve as the committee required by the Bylaws and resolutions of the Corporation to be responsible for and with authority to make and record all requests of directors, officers and employees of the Corporation, or any of its subsidiaries, to serve other business entities at the Corporation's request and to be indemnified against liability arising from such service.
17.	To review compliance with the Management Interlocks Acts and approve indemnification for officers and directors.
[Reflects 4/20/04 holding company name change.]

ANNUAL MEETING

April 19, 2005

11:00 a.m. Central Time

FIRST TENNESSEE BUILDING

M-Level Auditorium

165 Madison Avenue

Memphis, TN 38103

If you consented to access your proxy information electronically,

you may view it by going to the following Web site on the internet:

http://www.FirstHorizon.com

If you would like to access the proxy materials electronically next year,

you may do so by giving your consent at the following Web site:

http://www.econsent.com/fhn/

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints George P. Lewis and Lewis R. Donelson, or any one or more of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 25, 2005, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation to be held in the auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 19, 2005, at 11 a.m. Central Time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR PROPOSALS 1 AND 2, WHICH ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.

YOU CAN VOTE YOUR PROXY BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD ON THE REVERSE SIDE.

(Continued and see voting instructions on reverse side.)

There are three ways to vote your proxy:	COMPANY #

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY  IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 12:00 p.m. (Central Time) on April 18, 2005.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fhn/ — QUICK EASY IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, seven days a week, until 12:00 p.m. (Central Time) on April 18, 2005.
•

Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to First Horizon National Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

Please mark votes as in this example.

If you vote by phone or internet, please do not mail your proxy card.
Please detach here

The board of directors unanimously recommends a vote FOR items 1 and 2.
1.	Election of three Class III directors to serve until the 2008 Annual Meeting of Shareholders.
	Class III Nominees:	(01) (02)	Simon F. Cooper James A. Haslam, III	(03) Mary F. Sammons		Vote FOR all nominees		Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.

2.	Ratification of appointment of KPMG LLP as auditors.					For	Against	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.
Address Change? Mark Box				Indicate changes below:	Date			, 2005

Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.